UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item. 3.02. Unregistered Sales of Equity Securities.

Between February 23, 2005 and February 28, 2005, ViroPharma Incorporated (the “Company”) received notices from holders of its 6% Convertible Senior Secured Notes due 2009 (the “Senior Convertible Notes”) electing to voluntarily convert $900,000 principal amount of the Senior Convertible Notes into 360,000 shares of common stock at the conversion rate of one share of common stock for each $2.50 in principal amount of the Senior Convertible Notes. Following the conversions described above, $60.75 million principal amount of the Senior Convertible Notes remained outstanding. The common stock was issued in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: March 3, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary